THE RYLAND GROUP, INC.
Power of Attorney

The undersigned constitutes and appoints each of Timothy J.
Geckle and Sheri L. Markham of The Ryland Group, Inc., and Sandy Baublitz and Doug Brooks of DB Alex. Brown LLC, signing singly, the undersigned's true and lawful attorneys-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as a director of The Ryland Group, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) and any other forms required by the Securities Exchange Act of 1934 and the rules thereunder, as well as any forms required in connection with the Securities Act of 1933 including Rule 144, or otherwise under state or federal securities laws (the ?Forms?);

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Forms and timely file the Forms with the United States Securities and Exchange Commission, any stock exchange or federal, state, local or other authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary or proper, to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms or earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of August, 2003.

/S/
Norman J. Metcalfe